Exhibit 10.22

Bullfrog AI Holdings, Inc.

Stock Grant Notice

(2022 Equity Compensation Plan)

Bullfrog AI Holdings, Inc. (the “Company”), pursuant to Section 10 of the Company’s 2022 Equity Compensation Plan, as amended from time-to-time (the “Plan”), hereby awards to Participant that number of shares of the Company’s Common Stock (“Common Stock”) set forth below (the “Award”). The Award is evidenced by this Notice. The Award is subject to all of the terms and conditions as set forth in the Plan, which is attached hereto and incorporated herein in their entirety.

Participant:	_________________________
Date of Grant:	_________________________
Vesting Date:	Vested upon Grant
Number of Shares Subject to Award:	_________________________
Payment for Common Stock:	Par value, which is $0.001 per Share

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Grant Notice. Participant further acknowledges that as of the Date of Grant, this Stock Grant Notice and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject.

Bullfrog AI Holdings, Inc.	Participant

By:
Name:	Name:
Title: